CAMDEN PROPERTY TRUST ANNOUNCES SECOND QUARTER 2021 OPERATING RESULTS

Houston, Texas (July 29, 2021) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three and six months ended June 30, 2021. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and six months ended June 30, 2021 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Six Months Ended
	June 30		June 30
Per Diluted Share	2021	2020	2021	2020
EPS	$0.30	$0.17	$0.61	$0.60
FFO	$1.28	$1.09	$2.52	$2.44
AFFO	$1.10	$0.91	$2.21	$2.11

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results	2Q21 vs. 2Q20	2Q21 vs. 1Q21	2021 vs. 2020
Revenues	4.1%	2.3%	1.9%
Expenses	6.2%	1.7%	5.8%
Net Operating Income ("NOI")	3.0%	2.7%	(0.3)%

Same Property Results	2Q21	2Q20	1Q21
Occupancy	96.9%	95.1%	96.0%

For 2021, the Company defines same property communities as communities owned and stabilized since January 1, 2020, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

July Collections

Same Property Scheduled Rents*	July 2021	July 2020	2Q21	2Q20
Collected	97.9%	98.7%	98.7%	97.3%
Deferred/Payment Plan Arranged	—%	—%	—%	1.1%
Delinquent	2.1%	1.3%	1.3%	1.6%

*Rent is recognized as earned. The Company evaluates collectability on an ongoing basis and any accounts considered uncollectable are recorded against property revenues.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1) (2)	July 2021*	July 2020	2Q21(2)	2Q20(2)
New Lease Rates	18.7%	(2.2)%	9.3%	(2.8)%
Renewal Rates	10.5%	1.1%	6.7%	0.3%
Blended Rates	14.6%	(0.7)%	8.0%	(1.1)%

New Leases	1,530	1,839	2,099	1,834
Renewals	1,606	1,790	2,173	2,169
Total Leases	3,136	3,629	4,272	4,003

New Lease and Renewal Data - Date Effective (3) (4)	July 2021*	July 2020	2Q21(4)	2Q20(4)
New Lease Rates	13.3%	(2.5)%	5.4%	(2.3)%
Renewal Rates	6.4%	0.1%	4.0%	2.3%
Blended Rates	9.8%	(1.2)%	4.7%	0.2%

New Leases	2,296	2,286	1,880	1,571
Renewals	2,378	2,502	1,765	1,977
Total Leases	4,674	4,788	3,645	3,548

*Data as of July 26, 2021
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Data represents average monthly leases signed during the period.
(3) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.
(4) Data represents average monthly leases effective during the period.

Occupancy and Turnover Data	July 2021*	July 2020	2Q21	2Q20
Occupancy	97.1%	95.2%	96.9%	95.1%
Annualized Gross Turnover	56%	61%	54%	54%
Annualized Net Turnover	47%	48%	45%	44%

*Data as of July 26, 2021

Development Activity
During the quarter, lease-up was completed at Camden RiNo in Denver, CO and Camden Cypress Creek II (JV) in Cypress, TX, and leasing began at Camden Hillcrest in San Diego, CA.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 7/25/2021
Camden Downtown I	Houston, TX	271	$131.6	92%

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 7/25/2021
Camden North End II	Phoenix, AZ	343	$87.0	76%
Camden Lake Eola	Orlando, FL	360	125.0	57%
Camden Buckhead	Atlanta, GA	366	160.0	43%
Camden Hillcrest	San Diego, CA	132	95.0	16%
Camden Atlantic	Plantation, FL	269	100.0
Camden Tempe II	Tempe, AZ	397	115.0
Camden NoDa	Charlotte, NC	387	105.0
Camden Durham	Durham, NC	354	120.0
Total		2,608	$907.0

Acquisition Activity
During the quarter, the Company acquired Camden Franklin Park, a 328-home apartment community located in Franklin, TN, for approximately $105.3 million, and acquired Camden Music Row, a 430-home apartment community located in Nashville, TN, for approximately $186.3 million.

In June 2021, Camden acquired a 14.6-acre land parcel in The Woodlands, TX for approximately $9.3 million, and a 0.2-acre land parcel in St. Petersburg, FL for approximately $2.1 million for future development purposes.

Equity Issuance
During the three and six months ended June 30, 2021, the Company issued approximately 2.9 million common shares through its at-the-market (“ATM”) share offering program at an average price of $126.64 per share, for total net consideration of approximately $358.8 million.

Liquidity Analysis
As of June 30, 2021, Camden had approximately $1.3 billion of liquidity comprised of approximately $375 million in cash and cash equivalents and no amounts outstanding on its $900 million unsecured credit facility. The Company has no scheduled debt maturities until 2022, and at quarter-end had $302 million left to fund under its existing wholly-owned development pipeline.
As of June 30, 2021, Camden had outstanding letters of credit totaling approximately $12 million, which reduced the availability under its unsecured credit facility to $888 million.

Earnings Guidance
Camden updated its earnings guidance for 2021 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for third quarter 2021 as detailed below.

	3Q21	2021	2021 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.22 - $0.28	$1.09 - $1.29	$1.19	$0.99	$0.20
FFO	$1.30 - $1.36	$5.17 - $5.37	$5.27	$5.09	$0.18

		2021	2021 Midpoint
Same Property Growth		Range	Current	Prior	Change
Revenues		3.25% - 4.25%	3.75%	1.60%	2.15%
Expenses		3.35% - 4.15%	3.75%	3.90%	(0.15)%
NOI		2.75% - 4.75%	3.75%	0.25%	3.50%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2021 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, July 30, 2021 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 4745317
Webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=Y0Uocwtj

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 169 properties containing 57,611 apartment homes across the United States. Upon completion of 8 properties currently under development, the Company’s portfolio will increase to 60,219 apartment homes in 177 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 14 consecutive years, most recently ranking #8.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
OPERATING DATA

Property revenues (a)	$276,523	$250,683	$544,091	$516,562

Property expenses
Property operating and maintenance	65,544	64,641	129,023	124,597
Real estate taxes	37,427	35,040	74,880	69,220
Total property expenses	102,971	99,681	203,903	193,817

Non-property income
Fee and asset management	2,263	2,380	4,469	4,907
Interest and other income	257	325	589	654
Income/(loss) on deferred compensation plans	6,400	11,435	10,026	(3,425)
Total non-property income	8,920	14,140	15,084	2,136

Other expenses
Property management	6,436	5,939	12,560	12,466
Fee and asset management	1,019	820	2,151	1,663
General and administrative	15,246	14,391	29,468	27,624
Interest	24,084	23,482	47,728	43,189
Depreciation and amortization	99,586	92,803	192,727	184,662
Expense/(benefit) on deferred compensation plans	6,400	11,435	10,026	(3,425)
Total other expenses	152,771	148,870	294,660	266,179

Gain on sale of land	—	—	—	382
Equity in income of joint ventures	2,198	1,633	4,112	3,755
Income from continuing operations before income taxes	31,899	17,905	64,724	62,839
Income tax expense	(460)	(394)	(812)	(861)
Net income	31,439	17,511	63,912	61,978
Less income allocated to non-controlling interests	(1,260)	(1,034)	(2,386)	(2,217)
Net income attributable to common shareholders (b)	$30,179	$16,477	$61,526	$59,761

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$31,439	$17,511	$63,912	$61,978
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	372	366	745	732
Comprehensive income	31,811	17,877	64,657	62,710
Less income allocated to non-controlling interests	(1,260)	(1,034)	(2,386)	(2,217)
Comprehensive income attributable to common shareholders	$30,551	$16,843	$62,271	$60,493

PER SHARE DATA

Total earnings per common share - basic	$0.30	$0.17	$0.61	$0.60
Total earnings per common share - diluted	0.30	0.17	0.61	0.60

Weighted average number of common shares outstanding:
Basic	100,701	99,399	100,127	99,348
Diluted	100,767	99,408	100,197	99,394

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended June 30, 2021, we recognized $276.5 million of property revenue which consisted of approximately $242.9 million of rental revenue and approximately $33.6 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.  This compares to property revenue of $250.7 million recognized for the three months ended June 30, 2020, made up of approximately $221.4 million of rental revenue, net of $9.1 million related to the Resident Relief Funds, and approximately $29.3 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the six months ended June 30, 2021, we recognized $544.1 million of property revenue which consisted of approximately $478.6 million of rental revenue and approximately $65.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to $516.6 million of property revenue recognized for the six months ended June 30, 2020, made up of approximately $458.0 million of rental revenue, net of $9.1 million related to the Resident Relief Funds, and approximately $58.6 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $7.6 million and $7.1 million for the three months ended June 30, 2021 and 2020, respectively, and was $15.3 million and $14.0 million for the six months ended June 30, 2021 and 2020, respectively.

(b) Net income attributable to common shareholders for the three and six months ended June 30, 2020 was negatively impacted by an approximate $14.4 million Pandemic Related Impact. Please refer to page 27 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
FUNDS FROM OPERATIONS

Net income attributable to common shareholders (a)	$30,179	$16,477	$61,526	$59,761
Real estate depreciation and amortization	97,122	90,500	187,829	180,011
Adjustments for unconsolidated joint ventures	2,630	2,287	5,229	4,529
Income allocated to non-controlling interests	1,260	1,103	2,386	2,385
Funds from operations	$131,191	$110,367	$256,970	$246,686

Less: recurring capitalized expenditures (b)	(18,808)	(18,782)	(31,488)	(33,607)

Adjusted funds from operations	$112,383	$91,585	$225,482	$213,079

PER SHARE DATA
Funds from operations - diluted	$1.28	$1.09	$2.52	$2.44
Adjusted funds from operations - diluted	1.10	0.91	2.21	2.11
Distributions declared per common share	0.83	0.83	1.66	1.66

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	102,444	101,156	101,896	101,142

PROPERTY DATA
Total operating properties (end of period) (c)	169	164	169	164
Total operating apartment homes in operating properties (end of period) (c)	57,611	56,112	57,611	56,112
Total operating apartment homes (weighted average)	49,887	49,069	49,663	49,043

(a) Net income attributable to common shareholders for the three and six months ended June 30, 2020 was negatively impacted by an approximate $14.4 million Pandemic Related Impact. Please refer to page 27 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
ASSETS
Real estate assets, at cost
Land	$1,285,634	$1,233,937	$1,225,214	$1,216,942	$1,206,656
Buildings and improvements	8,288,865	7,863,707	7,763,748	7,677,676	7,597,165
	9,574,499	9,097,644	8,988,962	8,894,618	8,803,821
Accumulated depreciation	(3,219,085)	(3,124,504)	(3,034,186)	(2,944,769)	(2,857,124)
Net operating real estate assets	6,355,414	5,973,140	5,954,776	5,949,849	5,946,697
Properties under development, including land	443,100	541,958	564,215	522,664	514,336
Investments in joint ventures	18,415	18,800	18,994	20,992	21,735
Total real estate assets	6,816,929	6,533,898	6,537,985	6,493,505	6,482,768
Accounts receivable – affiliates	19,183	19,502	20,158	20,152	21,432
Other assets, net (a)	241,687	213,126	216,276	217,534	211,823
Cash and cash equivalents	374,556	333,402	420,441	589,614	601,584
Restricted cash	4,762	4,105	4,092	3,918	4,093
Total assets	$7,457,117	$7,104,033	$7,198,952	$7,324,723	$7,321,700

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,168,492	$3,167,557	$3,166,625	$3,225,799	$3,224,871
Accounts payable and accrued expenses	155,057	159,111	175,608	183,654	167,453
Accrued real estate taxes	66,696	33,155	66,156	87,159	62,499
Distributions payable	86,689	84,282	84,147	84,137	84,138
Other liabilities (b)	193,975	185,852	189,829	177,967	172,172
Total liabilities	3,670,909	3,629,957	3,682,365	3,758,716	3,711,133

Equity
Common shares of beneficial interest	1,098	1,070	1,069	1,068	1,068
Additional paid-in capital	4,953,703	4,588,056	4,581,710	4,577,813	4,574,387
Distributions in excess of net income attributable to common shareholders	(897,761)	(842,628)	(791,079)	(737,556)	(689,809)
Treasury shares	(334,161)	(335,511)	(341,412)	(341,831)	(341,637)
Accumulated other comprehensive income (loss) (c)	(4,638)	(5,010)	(5,383)	(5,431)	(5,797)
Total common equity	3,718,241	3,405,977	3,444,905	3,494,063	3,538,212
Non-controlling interests	67,967	68,099	71,682	71,944	72,355
Total equity	3,786,208	3,474,076	3,516,587	3,566,007	3,610,567
Total liabilities and equity	$7,457,117	$7,104,033	$7,198,952	$7,324,723	$7,321,700

(a) Includes net deferred charges of:	$1,655	$2,031	$2,299	$2,686	$3,031

(b) Includes deferred revenues of:	$232	$256	$284	$314	$344

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to common shareholders (a)	$30,179	$16,477	$61,526	$59,761
Real estate depreciation and amortization	97,122	90,500	187,829	180,011
Adjustments for unconsolidated joint ventures	2,630	2,287	5,229	4,529
Income allocated to non-controlling interests	1,260	1,103	2,386	2,385
Funds from operations	$131,191	$110,367	$256,970	$246,686

Less: recurring capitalized expenditures	(18,808)	(18,782)	(31,488)	(33,607)

Adjusted funds from operations	$112,383	$91,585	$225,482	$213,079

Weighted average number of common shares outstanding:
EPS diluted	100,767	99,408	100,197	99,394
FFO/AFFO diluted	102,444	101,156	101,896	101,142

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total Earnings Per Common Share - Diluted	$0.30	$0.17	$0.61	$0.60
Real estate depreciation and amortization	0.95	0.89	1.84	1.78
Adjustments for unconsolidated joint ventures	0.02	0.02	0.05	0.04
Income allocated to non-controlling interests	0.01	0.01	0.02	0.02
FFO per common share - Diluted	$1.28	$1.09	$2.52	$2.44

Less: recurring capitalized expenditures	(0.18)	(0.18)	(0.31)	(0.33)

AFFO per common share - Diluted	$1.10	$0.91	$2.21	$2.11

(a) Net income attributable to common shareholders includes the approximate $14.4 million Pandemic Related Impact for the three and six months ended June 30,
2020. The total Pandemic Related Impact was comprised of $9.5 million related to the Resident Relief Funds which were established in April 2020. Of this amount, approximately $9.1 million was paid to residents at our wholly-owned communities and approximately $1.3 million of Resident Relief Funds paid to residents of the operating communities owned by our unconsolidated joint ventures, of which, we recognized our ownership interest of $0.4 million in equity in income of joint ventures. Additionally, we incurred approximately $4.1 million of pandemic expenses at our operating communities, which included $2.8 million of bonuses paid to on-site employees who provided essential services during the pandemic and $1.3 million in other directly-related pandemic expenses. We also incurred approximately $0.8 million related to the Employee Relief Fund we established to help our employees impacted by the pandemic.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	3Q21	Range	2021	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.22	$0.28	$1.09	$1.29
Expected real estate depreciation and amortization	1.04	1.04	3.93	3.93
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
Expected FFO per share - diluted	$1.30	$1.36	$5.17	$5.37

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 12 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income (a)	$31,439	$17,511	$63,912	$61,978
Less: Fee and asset management income	(2,263)	(2,380)	(4,469)	(4,907)
Less: Interest and other income	(257)	(325)	(589)	(654)
Less: (Income)/loss on deferred compensation plans	(6,400)	(11,435)	(10,026)	3,425
Plus: Property management expense	6,436	5,939	12,560	12,466
Plus: Fee and asset management expense	1,019	820	2,151	1,663
Plus: General and administrative expense	15,246	14,391	29,468	27,624
Plus: Interest expense	24,084	23,482	47,728	43,189
Plus: Depreciation and amortization expense	99,586	92,803	192,727	184,662
Plus: Expense/(benefit) on deferred compensation plans	6,400	11,435	10,026	(3,425)
Less: Gain on sale of land	—	—	—	(382)
Less: Equity in income of joint ventures	(2,198)	(1,633)	(4,112)	(3,755)
Plus: Income tax expense	460	394	812	861
NOI (b) (c)	$173,552	$151,002	$340,188	$322,745

"Same Property" Communities	$154,560	$150,102	$305,043	$306,056
Non-"Same Property" Communities	15,995	13,687	30,485	28,114
Development and Lease-Up Communities	1,888	(339)	2,993	(414)
Pandemic Related Impact (b) (c)	—	(13,170)	—	(13,170)
Other	1,109	722	1,667	2,159
NOI (b) (c)	$173,552	$151,002	$340,188	$322,745

(a) Net income includes the approximate $14.4 million of Pandemic Related Impact for the three and six months ended June 30, 2020. Please refer to page 27 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Two Resident Relief Funds were established for residents experiencing financial losses caused by the pandemic, and paid out approximately $9.1 million to approximately 7,100 Camden residents of our wholly-owned communities. All charges related to these funds were recognized in 2Q20 as a reduction of revenue.

(c) We incurred approximately $4.1 million of pandemic expenses at our operating communities, which included $2.8 million of bonuses paid to on-site employees who provided essential services during the pandemic and $1.3 million in other directly-related pandemic expenses, for the three and six months ended June 30, 2020.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt, income (loss) allocated to non-controlling interests, as well as the direct Pandemic Related Impact. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income attributable to common shareholders (a)	$30,179	$16,477	$61,526	$59,761
Plus: Interest expense	24,084	23,482	47,728	43,189
Plus: Depreciation and amortization expense	99,586	92,803	192,727	184,662
Plus: Income allocated to non-controlling interests	1,260	1,034	2,386	2,217
Plus: Income tax expense	460	394	812	861
Plus: Pandemic Related Impact (b)	—	13,920	—	13,920
Less: Gain on sale of land	—	—	—	(382)
Less: Equity in income of joint ventures	(2,198)	(1,633)	(4,112)	(3,755)
Adjusted EBITDA	$153,371	$146,477	$301,067	$300,473
Annualized Adjusted EBITDA	$613,484	$585,908	$602,134	$600,946

(a) Net income attributable to common shareholders includes the approximate $14.4 million Pandemic Related Impact for the three and six months ended June 30,
2020. Please refer to page 27 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Approximately $13.9 million of the stated Pandemic Related Impact, which consists of the Resident Relief Funds, Employee Relief Fund, directly-related pandemic expenses, and bonuses paid to on-site employees, has been added back to the Adjusted EBITDA calculation.

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the		Average monthly balance for the
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Unsecured notes payable	$3,168,180	$3,224,594	$3,167,713	$2,929,272
Total debt	3,168,180	3,224,594	3,167,713	2,929,272
Less: Cash and cash equivalents	(347,724)	(558,090)	(318,812)	(282,409)
Net debt	$2,820,456	$2,666,504	$2,848,901	$2,646,863

Net Debt to Annualized Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net debt	$2,820,456	$2,666,504	$2,848,901	$2,646,863
Annualized Adjusted EBITDA	613,484	585,908	602,134	600,946
Net Debt to Annualized Adjusted EBITDA	4.6x	4.6x	4.7x	4.4x